Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 033-55867, No. 333-147049 and No. 333-177948) on Form S-8 of our report dated June 21, 2024, with respect to the financial statements of the Publix Super Markets, Inc. 401(k) SMART Plan.

/s/ KPMG LLP
Tampa, Florida
June 21, 2024

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